Exhibit 10.4

AGREEMENT

BETWEEN :

SAMSONITE EUROPE N.V., having its registered office at 9700 Oudenaarde (Belgium), Westering 17;

Hereinafter referred to as the “COMPANY”;

Represented for the purpose of the present agreement by Mr. Richard H. WILEY, director, and Mr. Marc MATTON, director.

AND :

Mr. Marcello BOTTOLI, having his residence at Belfortstraat 18 B2, B-9700 Gent, Belgium;

Hereinafter referred to as “Mr BOTTOLI”.

WHEREAS Mr. BOTTOLI and the COMPANY entered into a consulting agreement on 3 March 2004 regarding the rendering by Mr. BOTTOLI of regular consulting services to the COMPANY and its affiliated companies as designated from time to time (the “Consulting Agreement”);

WHEREAS the company and Mr. BOTTOLI wish to hereby terminate the Consulting Agreement;

IT HAS BEEN AGREED UPON AS FOLLOWS :

The COMPANY and Mr. BOTTOLI hereby explicitly agree that the Consulting Agreement shall be cancelled ab initio by this agreement.  The COMPANY and Mr. BOTTOLI acknowledge and accept that each party never had nor shall have any obligation regarding the other party on the basis of the Consulting Agreement.

Drafted in two originals in Oudenaarde on May 11, 2005.  Both parties acknowledge receipt of an original copy duly signed by both parties.

/s/ Marcello Bottoli
MARCELLO BOTTOLI
(“read and approved”)

SAMSONITE EUROPE N.V.
(“read and approved”)

By:	/s/ Richard H. Wiley
RICHARD H. WILEY, Director

By:	/s/ Marc Matton
MARC MATTON, Director